EXHIBIT 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
Third Quarter 2012 Results and a Quarterly Dividend

New York, NY, October 30, 2012......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and nine months ended September 30, 2012.

Consolidated net sales for the third quarter of 2012 were $276 million, compared to consolidated net sales of $236.2 million during the comparable quarter in 2011. Earnings from continuing operations for the third quarter of 2012 were $17.4 million or 76 cents per diluted share, compared to $14.1 million or 61 cents per diluted share in the third quarter of 2011. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the third quarter of 2012 were $16.8 million or 73 cents, compared to $13.7 million or 59 cents per diluted share in the third quarter of 2011.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for the nine month period ended September 30, 2012 were $756.6 million, compared to consolidated net sales of $700.5 million during the comparable period in 2011.  Earnings from continuing operations for the nine month period ended September 30, 2012 were $36.7 million or $1.59 per diluted share, compared to $34.8 million or $1.51 per diluted share in the comparable period of 2011.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the nine months ended 2012 and 2011 were $35.7 million or $1.55 per diluted share and $32.1 million or $1.39 per diluted share, respectively.

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are pleased with our third quarter results. Sales were ahead of 2011 by nearly 17% with the bulk of the increase coming from our recent acquisitions. Excluding the acquisitions, our Temperature Control sales were 3% ahead of the prior year, despite the loss of business from a major account, and Engine Management sales were slightly ahead of 2011.

“We continue to work on margin improvement. Our gross margin is up nearly a full point, both for the quarter and year to date, as we are beginning to achieve product cost savings from our recent acquisitions, as we relocate additional manufacturing hours to low cost areas.

“Our three recent acquisitions—BLD, Forecast Trading, and CompressorWorks—are all doing well. Sales are exceeding expectations; all are profitable; and the integration process is well underway. We look for further savings in 2013.

“The result of our operational improvements and the benefits from our recent acquisitions have driven our operating earnings per share from continuing operations up roughly 24% in the quarter and 12% year-to-date.

“Cash flow also remains strong. During 2012, cash flow from operations permitted us to complete the CompressorWorks acquisition for $38.6 million, repurchase $5 million of our common stock and also pay down $12.8 million in debt. At the end of the third quarter of 2012, total debt was only $60.5 million, after completing the three acquisitions discussed above.”

The Board of Directors has approved payment of a quarterly dividend of nine cents per share on the common stock outstanding. The dividend will be paid on December 3, 2012 to stockholders of record on November 15, 2012.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Tuesday, October 30, 2012.  The dial-in number is 866-952-7523 (domestic) or 785-424-1828 (international). The playback number is 800-753-8546 (domestic) or 402-220-0685 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
NET SALES	$275,975	$236,220	$756,561	$700,455

COST OF SALES	198,167	171,732	554,859	519,642

GROSS PROFIT	77,808	64,488	201,702	180,813

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	50,937	41,680	142,322	122,336
RESTRUCTURING AND INTEGRATION EXPENSES	642	275	779	743
OTHER INCOME, NET	433	258	454	789

OPERATING INCOME	26,662	22,791	59,055	58,523

OTHER NON-OPERATING INCOME (EXPENSE), NET	-	230	(66)	673

INTEREST EXPENSE	702	757	2,257	3,159

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	25,960	22,264	56,732	56,037

PROVISION FOR INCOME TAXES	8,516	8,164	20,073	21,233

EARNINGS FROM CONTINUING OPERATIONS	17,444	14,100	36,659	34,804

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(604)	(1,055)	(1,221)	(1,714)

NET EARNINGS	$16,840	$13,045	$35,438	$33,090

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.77	$0.62	$1.61	$1.53
DISCONTINUED OPERATION	(0.03)	(0.05)	(0.06)	(0.08)
NET EARNINGS PER COMMON SHARE - BASIC	$0.74	$0.57	$1.55	$1.45

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.76	$0.61	$1.59	$1.51
DISCONTINUED OPERATION	(0.02)	(0.04)	(0.05)	(0.08)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.74	$0.57	$1.54	$1.43

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,691,878	22,863,048	22,810,238	22,812,851
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,877,635	23,042,981	22,999,244	23,299,363

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,		September 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$17,444	$14,100	$36,659	$34,804

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	385	165	467	446
POSTRETIREMENT CURTAILMENT GAIN (NET OF TAX)	-	-	-	(2,188)
REVERSAL OF LT TAX LIABILITY	-	(454)	-	(454)
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	(774)	-	(774)	-
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(301)	(157)	(615)	(472)
NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$16,754	$13,654	$35,737	$32,136

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.76	$0.61	$1.59	$1.51

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	0.01	-	0.02	0.02
POSTRETIREMENT CURTAILMENT GAIN (NET OF TAX)	-	-	-	(0.10)
REVERSAL OF LT TAX LIABILITY	-	(0.02)	-	(0.02)
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	(0.03)	-	(0.03)	-
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(0.01)	-	(0.03)	(0.02)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.73	$0.59	$1.55	$1.39

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS  AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2012	2011
	(Unaudited)

ASSETS

CASH	$10,887	$10,871

ACCOUNTS RECEIVABLE, GROSS	169,059	110,824
ALLOWANCE FOR DOUBTFUL ACCOUNTS	7,711	6,709
ACCOUNTS RECEIVABLE, NET	161,348	104,115

INVENTORIES	246,291	248,097
OTHER CURRENT ASSETS	38,845	37,904

TOTAL CURRENT ASSETS	457,371	400,987

PROPERTY, PLANT AND EQUIPMENT, NET	64,049	64,039
GOODWILL AND OTHER INTANGIBLES, NET	73,320	57,842
OTHER ASSETS	23,920	27,854

TOTAL ASSETS	$618,660	$550,722

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$60,260	$73,000
CURRENT PORTION OF LONG TERM DEBT	117	109
ACCOUNTS PAYABLE	67,335	50,880
ACCRUED CUSTOMER RETURNS	44,439	25,074
OTHER CURRENT LIABILITIES	94,925	79,818

TOTAL CURRENT LIABILITIES	267,076	228,881

LONG-TERM DEBT	105	190
ACCRUED ASBESTOS LIABILITIES	25,646	26,141
OTHER LIABILITIES	22,465	23,557

TOTAL LIABILITIES	315,292	278,769

TOTAL STOCKHOLDERS' EQUITY	303,368	271,953

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$618,660	$550,722

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)

	THREE MONTHS ENDED				NINE MONTHS ENDED
	September 30,				September 30,
	2012		2011		2012		2011
	(unaudited)				(unaudited)
Revenues
Engine Management	$175,789		$165,182		$511,448		$489,305
Temperature Control	95,229		68,148		233,556		201,942
All Other	4,957		2,890		11,557		9,208
	$275,975		$236,220		$756,561		$700,455

Gross Margin
Engine Management	$51,285	29.2%	$43,834	26.5%	$140,555	27.5%	$123,850	25.3%
Temperature Control	23,156	24.3%	17,343	25.4%	51,604	22.1%	47,269	23.4%
All Other	3,367		3,311		9,543		9,694
	$77,808	28.2%	$64,488	27.3%	$201,702	26.7%	$180,813	25.8%

Selling, General & Administrative
Engine Management	$29,870	17.0%	$25,226	15.3%	$87,201	17.0%	$76,483	15.6%
Temperature Control	14,099	14.8%	9,557	14.0%	34,705	14.9%	29,322	14.5%
All Other	6,968		6,897		20,416		16,531
	$50,937	18.5%	$41,680	17.6%	$142,322	18.8%	$122,336	17.5%

Operating Profit
Engine Management	$21,415	12.2%	$18,608	11.3%	$53,354	10.4%	$47,367	9.7%
Temperature Control	9,057	9.5%	7,786	11.4%	16,899	7.2%	17,947	8.9%
All Other	(3,601)		(3,586)		(10,873)		(6,837)
	26,871	9.7%	22,808	9.7%	59,380	7.8%	58,477	8.3%
Restructuring & Integration	(642)	-0.2%	(275)	-0.1%	(779)	-0.1%	(743)	-0.1%
Other Income, Net	433	0.2%	258	0.1%	454	0.1%	789	0.1%
	$26,662	9.7%	$22,791	9.6%	$59,055	7.8%	$58,523	8.4%